EXHIBIT 99.2

Segment and Category Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Segment Revenues:
Network Solutions	$145,467	$136,277	$444,607	$398,709
Services & Support	39,645	32,613	95,457	75,086
Total	$185,112	$168,890	$540,064	$473,795

Category Revenues:
Access & Aggregation	$135,959	$120,618	$394,741	$316,705
Customer Devices	35,582	32,984	105,683	106,213
Traditional & Other Products	13,571	15,288	39,640	50,877
Total	$185,112	$168,890	$540,064	$473,795

Sales by Geographic Region:
United States	$147,875	$127,667	$413,852	$377,635
International	37,237	41,223	126,212	96,160
Total	$185,112	$168,890	$540,064	$473,795